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                                                                    EXHIBIT 11.1



                           DETROIT DIESEL CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS



                                     December 31,            December 31,           December 31,
                                         1997                   1996                   1995
                                    ----------------     ------------------     ------------------
Basic net income per share:
     Net income                     $     29,914,000     $        3,846,000     $       40,062,000
     Weighted average number of
      shares outstanding                  24,698,402             24,697,316             24,676,696
                                   =================     ==================     ==================

Basic net income per share                     $1.21                  $0.16                  $1.62
                                   =================     ==================     ==================


Diluted net income per share:
     Net income                    $      29,914,000     $        3,846,000     $       40,062,000
     Weighted average number of
     shares outstanding                   24,698,402             24,697,316             24,676,696
     Dilutive effect of stock
      options                                 81,379(1)                 344(2)              16,722(3)
                                   -----------------     ------------------     ------------------
     Weighted average number of
      shares                              24,779,781             24,697,660             24,693,418
                                   =================     ==================     ==================

Diluted net income per share                   $1.21                  $0.16                  $1.62
                                   =================     ==================     ==================


-------------------------------
(1) Represents the weighted average dilutive effect of 297,750 and 265,500, stock options exercisable at $20.00 and $17.00, per share, respectively, calculated using the treasury stock method.

(2) Represents the weighted average dilutive effect of 5,000 stock options exercisable at $18.00 per share, respectively, calculated using the treasury stock method.

(3) Represents the weighted average dilutive effect of 339,070 stock options exercisable at $20.00 per share, respectively, calculated using the treasury stock method.









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